UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2017

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On January 30, 2017, The ExOne Company (“ExOne” or the “Company”) issued a press release announcing its plan to consolidate or exit certain of its North American operations. As further described in the press release, ExOne will consolidate its existing 3D printing operations from its North Las Vegas, Nevada facility into its Troy, Michigan and Houston, Texas facilities. ExOne will also exit its Machin-A-Mation specialty machining operation in Chesterfield, Michigan. The Company cited the accelerating adoption rate of its sand printing technology in North America which has resulted in a refocus of its operational strategy as the driver for consolidating or exiting the impacted facilities. The Company implemented this plan beginning on January 26, 2017. Both actions are expected to be completed by June 30, 2017. ExOne expects to record restructuring charges associated with this plan of approximately $1.1 million to $1.6 million, of which approximately $1.0 million to $1.3 million will be non-cash. The restructuring charges are expected to consist of approximately $0.1 million to $0.2 million for employee termination costs, approximately $1.0 million to $1.3 million in asset impairment charges for certain property and equipment and intangible assets expected to be sold or abandoned, and approximately $0.1 million for other associated exit costs. While the Company expects net proceeds from the sale of certain property and equipment to be approximately $2.5 million to $3.5 million, it does not have definitive purchase arrangements and cannot guarantee such results at this time.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. This Form 8-K contains projections or other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Form 8-K use the words “will” or “expects” and include, but are not limited to, expectations regarding the plan and related reduction in workforce, the number of employees impacted by the reduction in workforce, the aggregate charges for employee terminations and other costs associated with the plan, the estimates of related cash expenditures by the Company in connection with the plan and the timing to recognize these charges and ability to sell the real estate, machines and other equipment in connection with the plan or to receive the estimated proceeds from the sale of these assets. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the Company’s ability to implement the plan in various jurisdictions; possible changes in the size and components of the expected costs and charges associated with the plan; risks associated with the Company’s ability to achieve the benefits of the plan including the sale of real estate, machines and other equipment for the estimated values or at all and the other risks more fully described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including the information set forth under the caption “Risk Factors” as supplemented by “Risk Factors” in Part II, Item 1A of our Quarterly Report for the period ended June 30, 2016. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. ExOne disclaims any obligation to update these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 2.06	Material Impairments.

The information disclosed under Item 2.05 of this Form 8-K is incorporated by reference in this Item 2.06.

Item 8.01.	Other Events.

The information disclosed under Item 2.05 of this Form 8-K is incorporated by reference in this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated January 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

January 30, 2017	/s/ BRIAN W. SMITH
(Date)	Brian W. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated January 30, 2017